Exhibit 99.1

Landmark Infrastructure Partners LP Reports Third Quarter 2015 Results; Raises Distribution Guidance

El Segundo, California November 5, 2015 (GLOBE NEWSWIRE) –  Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced third quarter and nine months 2015 financial results.

Highlights:

•	Increased quarterly cash distribution for the third consecutive quarter to $0.3175 per unit, a 10.4% increase over the minimum quarterly distribution (“MQD”)
•	Raises distribution growth guidance to 12% to 15% over the MQD by the end of 2015 from 10% to 15% over the MQD by the end of 2015;
•

Completed three drop-down acquisitions from its sponsor Landmark Dividend LLC (“Landmark”), or an affiliate of Landmark, acquiring a total of 358 tenant sites for total consideration of approximately $122 million;

•	Generated Q3 2015 Adjusted EBITDA of $5.0 million and distributable cash flow of $3.8 million; and
•	Maintained 98% occupancy level for the portfolio

Third Quarter and Nine Months 2015 Results

For the quarter ended September 30, 2015, the Partnership generated Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization) of approximately $5.0 million and distributable cash flow of approximately $3.8 million.  Additionally, the Partnership generated a net loss of approximately $0.3 million, or a net loss of $0.01 per common unit, and EBITDA of approximately $2.4 million.  The net loss and EBITDA amounts include the impact of $1.6 million of unrealized losses on derivatives and $0.8 million of acquisition-related expenses.  Adjusted EBITDA, EBITDA, distributable cash flow, and net loss exclude results prior to the date of acquisitions that are attributable to assets acquired in the third quarter of 2015.

For the nine months ended September 30, 2015, the Partnership generated a net loss of approximately $2.1 million, EBITDA of approximately $4.9 million, Adjusted EBITDA of approximately $12.4 million and distributable cash flow of approximately $9.3 million.  Adjusted EBITDA, EBITDA, distributable cash flow, and net loss exclude results prior to the date of acquisitions that are attributable to assets acquired in the first nine months of 2015.

“Since the IPO almost one year ago we have completed five drop-down acquisitions totaling 512 tenant sites (for total consideration of approximately $170 million), which represents an increase of approximately 73% over the original IPO portfolio,” said Tim Brazy, the Partnership’s Chief Executive Officer.  “Drop-down activity accelerated in Q3, and we anticipate that it will remain at heightened levels for the remainder of 2015 and into 2016, as we deliver on the growth plans we set out earlier in the year.”

Quarterly Distribution

As previously announced, on October 22, 2015, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.3175 per limited partner unit, or $1.27 per unit on an annualized basis, for the quarter ended September 30, 2015.  This quarter’s cash distribution, which represents a 10.4% increase over the MQD and a 3.3% increase compared to the second quarter 2015 distribution of $0.3075 per unit, marks the third consecutive quarter that the Partnership has increased its quarterly cash distribution since its initial public offering in November 2014.  The distribution is payable on November 13, 2015 to unitholders of record as of November 3, 2015.

Capital and Liquidity

As of September 30, 2015, the Partnership had $164.5 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $85.5 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.  During the third quarter, the Partnership swapped the floating rate on $50.0 million of borrowings at an effective fixed rate of 4.24% for a seven-year period beginning October 1, 2015.  The additional swap brings the total fixed borrowings under the Facility to $145.0 million with a total weighted average fixed interest rate of 4.06%.

Recent Drop-Down Acquisitions

During the third quarter of 2015, the Partnership completed three drop-down acquisitions from Landmark or an affiliate of Landmark, acquiring a total of 358 tenant sites for total consideration of approximately $122 million.

•	On July 21, 2015, the Partnership completed a drop-down acquisition from Landmark of 100 tenant sites for total consideration of $35.7 million;
•

On August 18, 2015, the Partnership completed its first ROFO drop-down acquisition of 193 tenant sites for total consideration of $66.4 million.  The consideration for the ROFO drop-down acquisition consisted of approximately 2.0 million common units representing limited partnership interests in us, valued at $31.5 million, and $34.9 million in cash;

•	On September 21, 2015, the Partnership completed a drop-down acquisition of 65 tenant sites for total consideration of $20.3 million.

Each of these acquisitions were immediately accretive to the Partnership’s distributable cash flow, and funded primarily with borrowings under the Partnership’s existing Facility, with the exception of the aforementioned units that were issued for the ROFO drop-down acquisition.  Year-to-date the Partnership has completed five drop-down acquisitions from Landmark or an affiliate of Landmark, acquiring a total of 512 tenant sites for total consideration of approximately $170 million.

Guidance

The Partnership’s sponsor, Landmark, has previously expressed its intent to offer us the right to purchase assets with annual rents ranging from $15.0 million to $18.0 million over a 12-month period beginning February 26, 2015.  These drop-downs, combined with organic portfolio growth expected from contractual rent escalators, leasing activity and revenue sharing arrangements, are expected to drive distribution growth of 12% to 15% over the MQD of $0.2875 per unit ($1.15 per unit on an annualized basis) by the end of 2015.

Conference Call Information

The Partnership will hold a conference call on Thursday, November 5, 2015, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its third quarter and nine months 2015 financial and operating results.  The call can be accessed via a live webcast at http://investor.landmarkmlp.com, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 54765431.

A webcast replay will be available approximately two hours after the completion of the conference call through December 31, 2015 at http://investor.landmarkmlp.com.  The replay is also available through November 14, 2015 by dialing 855-859-2056 or 404-537-3406 and entering the access code 54765431.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 48 states and the District of Columbia, entitling the Partnership to rental payments from leases on approximately 1,200 tenant sites as of September 30, 2015.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Safe Harbor

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership's control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the payment of our quarterly distribution, the discussion of potential acquisitions from our sponsor, and our expected distribution growth.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership's filings with the U.S. Securities and Exchange Commission, including the Partnership's annual report on Form 10-K for the year ended December 31, 2014.  These risks could cause the Partnership's actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014(1)	2015	2014(1)
Revenue
Rental revenue	$6,044,317	$4,399,714	$16,300,304	$12,860,421
Interest income on receivables	200,902	188,585	605,180	522,994
Total revenue	6,245,219	4,588,299	16,905,484	13,383,415
Expenses
Management fees to affiliate	18,738	139,142	91,650	406,302
Property operating	7,678	—	19,459	21,805
General and administrative	462,364	47,054	2,107,354	579,628
Acquisition-related	1,003,294	46,012	2,958,276	106,484
Amortization	1,423,702	1,116,602	4,176,426	3,294,849
Impairments	302,008	—	3,578,744	8,450
Total expenses	3,217,784	1,348,810	12,931,909	4,417,518
Other income and expenses
Interest expense	(1,607,173)	(1,519,738)	(4,495,384)	(4,378,694)
Loss on early extinguishment of debt	(902,625)	—	(902,625)	—
Unrealized gain (loss) on derivatives	(1,532,995)	514,394	(1,909,817)	(6,393)
Gain on sale of real property interest	—	—	82,026	—
Total other income and expenses	(4,042,793)	(1,005,344)	(7,225,800)	(4,385,087)
Net income (loss)	$(1,015,358)	$2,234,145	$(3,252,225)	$4,580,810
Less: Net income (loss) attributable to Predecessor(1)	(744,912)	2,234,145	(1,198,734)	4,580,810
Limited partners’ interest in net loss	$(270,446)	$—	$(2,053,491)	$—
Net loss per limited partner unit
Common units – basic and diluted	$(0.01)		$(0.13)
Subordinated units – basic and diluted	$(0.06)		$(0.38)
Weighted average limited partner units outstanding
Common units – basic and diluted	8,663,688		6,500,519
Subordinated units – basic and diluted	3,135,109		3,135,109
Other Data:
Total leased tenant sites (end of period)	1,184	946	1,184	946
Total available tenant sites (end of period)	1,207	951	1,207	951

(1)

During the nine months ended September 30, 2015, the Partnership completed its acquisitions of 512 tenant sites and related real property interests (the “Acquired Assets”), from our sponsor Landmark Dividend LLC (“Landmark”) and affiliates, in exchange for total consideration of $169.7 million. Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Acquired Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September  30, 2015 to be filed with the Securities and Exchange Commission on November 5, 2015 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015 (except for items 6, 7 and 15 and Exhibit 23.1, which have been superseded by the Current Report on Form 8-K, filed May 11, 2015).

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	September 30, 2015	December 31, 2014(1)
Assets
Land	$6,977,145	$5,924,294
Real property interests	290,301,565	231,561,354
Total land and real property interests	297,278,710	237,485,648
Accumulated amortization of real property interests	(10,390,300)	(7,135,676)
Land and net real property interests	286,888,410	230,349,972
Investments in receivables, net	8,305,178	8,665,274
Cash and cash equivalents	273,090	311,108
Rent receivables, net	741,504	123,767
Due from Landmark and affiliates	2,111,822	659,722
Deferred loan costs, net	2,976,610	3,985,227
Deferred rent receivable	499,139	344,162
Other intangible assets, net	8,099,980	6,101,048
Other assets	150,433	399,222
Total assets	$310,046,166	$250,939,502
Liabilities and equity
Revolving credit facility	$164,500,000	$74,000,000
Secured debt facility	—	29,707,558
Accounts payable and accrued liabilities	505,729	141,508
Other intangible liabilities, net	10,742,540	8,938,034
Prepaid rent	2,617,307	2,029,542
Derivative liabilities	2,218,717	308,899
Total liabilities	180,584,293	115,125,541
Commitments and contingencies
Equity	129,461,873	135,813,961
Total liabilities and equity	$310,046,166	$250,939,502

(1)

Prior-period financial information has been retroactively adjusted for certain assets acquired during the nine months ended September 30, 2015. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015 to be filed with the Securities and Exchange Commission on November 5, 2015.

Landmark Infrastructure Partners LP

Real Property  Interest Table

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)(4)	Site(4)(5)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	611	783	78.2	(7)	764	19.5			$3,927,844	65%
Outdoor Advertising	201	249	85.1	(7)	248	11.0			957,843	16%
Renewable Power Generation	6	8	25.8		8	22.1			31,005	1%
Subtotal	818	1,040	79.5	(7)	1,020	17.5			$4,916,692	82%
Tenant Lease Assignment only(8)
Wireless Communication	93	134	53.7		131	18.5			$907,929	15%
Outdoor Advertising	10	10	81.2		10	15.1			70,643	1%
Subtotal	103	144	55.6		141	18.2			$978,572	16%
Tenant Lease on Fee Simple
Wireless Communication	5	10	99.0	(7)	10	12.4			$66,453	1%
Outdoor Advertising	11	12	99.0	(7)	12	9.4			75,882	1%
Renewable Power Generation	1	1	99.0	(7)	1	25.4			6,718	—%
Subtotal	17	23	99.0	(7)	23	11.4			$149,053	2%
Total	938	1,207	77.0	(9)	1,184	17.4			$6,044,317	100%
Aggregate Portfolio
Wireless Communication	709	927	74.9		905	19.3	98%	$1,702	$4,902,226	81%
Outdoor Advertising	222	271	85.6		270	11.1	100%	1,351	1,104,368	18%
Renewable Power Generation	7	9	22.9		9	19.6	100%	1,614	37,723	1%
Total	938	1,207	77.0	(9)	1,184	17.4	98%	$1,622	$6,044,317	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of September 30, 2015 were 3.0, 6.5, 18.0 and 4.0 years, respectively.

(3)	Represents number of leased tenant sites divided by number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended September 30, 2015. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 67 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2015(1)	2014(1)	2015(1)	2014(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (loss)
Net income (loss)	$(1,015,358)	$2,234,145	$(3,252,225)	$4,580,810
Interest expense	1,607,173	1,519,738	4,495,384	4,378,694
Amortization expense	1,423,702	1,116,602	4,176,426	3,294,849
EBITDA	$2,015,517	$4,870,485	$5,419,585	$12,254,353
Impairments	302,008	—	3,578,744	8,450
Acquisition-related	1,003,294	46,012	2,958,276	106,484
Unrealized (gain) loss on derivatives	1,532,995	(514,394)	1,909,817	6,393
Loss on early extinguishment of debt	902,625	—	902,625	—
Gain on sale of real property interest	—	—	(82,026)	—
Unit-based compensation	8,750	—	96,250	—
Straight line rent adjustments	(43,399)	(40,466)	(154,977)	(115,674)
Amortization of above- and below-market rents, net	(343,179)	(183,344)	(836,485)	(517,148)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	291,115	—	1,465,040	—
Adjusted EBITDA	$5,669,726	$4,178,293	$15,256,849	$11,742,858
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$1,688,662	$3,063,314	$6,776,469	$7,352,576
Unit-based compensation	(8,750)	—	(96,250)	—
Unrealized gain (loss) on derivatives	(1,532,995)	514,394	(1,909,817)	(6,393)
Loss on early extinguishment of debt	(902,625)	—	(902,625)	—
Amortization expense	(1,423,702)	(1,116,602)	(4,176,426)	(3,294,849)
Amortization of above- and below-market rents, net	343,179	183,344	836,485	517,148
Amortization of deferred loan costs	(244,632)	(308,075)	(722,689)	(853,593)
Receivables interest accretion	2,284	4,914	21,450	49,356
Impairments	(302,008)	—	(3,578,744)	(8,450)
Gain on the sale of real property interest	—	—	82,026	—
Allowance for doubtful accounts and loan losses	—	—	—	(4,465)
Working capital changes	1,365,229	(107,144)	417,896	829,480
Net income (loss)	$(1,015,358)	$2,234,145	$(3,252,225)	$4,580,810
Interest expense	1,607,173	1,519,738	4,495,384	4,378,694
Amortization expense	1,423,702	1,116,602	4,176,426	3,294,849
EBITDA	$2,015,517	$4,870,485	$5,419,585	$12,254,353
Less:
Unrealized gain on derivatives	—	(514,394)	—	—
Gain on sale of real property interest	—	—	(82,026)	—
Straight line rent adjustments	(43,399)	(40,466)	(154,977)	(115,674)
Amortization of above- and below-market rents, net	(343,179)	(183,344)	(836,485)	(517,148)
Add:
Impairments	302,008	—	3,578,744	8,450
Acquisition-related	1,003,294	46,012	2,958,276	106,484
Unrealized loss on derivatives	1,532,995	—	1,909,817	6,393
Loss on early extinguishment of debt	902,625	—	902,625	—
Unit-based compensation	8,750	—	96,250	—
Deemed capital contribution to fund general and administrative expense reimbursement(2)	291,115	—	1,465,040	—
Adjusted EBITDA	$5,669,726	$4,178,293	$15,256,849	$11,742,858
Less:
Expansion capital expenditures(1)	(122,400,000)	—	(169,655,000)	—
Cash interest expense	(1,362,541)	(1,211,663)	(3,772,695)	(3,525,101)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	122,400,000	—	169,655,000	—
Distributable cash flow	$4,307,185	$2,966,630	$11,484,154	$8,217,757

(1)

Financial information prior to the closing of the transactions has been retroactively adjusted for certain assets acquired during the nine months ended September 30, 2015. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Three Months Ended September 30, 2015(1)			For the Nine Months Ended September 30, 2015(1)
	Landmark	Acquired		Landmark	Acquired
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results

Revenue:
Rental revenue	$5,326,821	$717,496	$6,044,317	$13,148,536	$3,151,768	$16,300,304
Interest income	200,117	785	200,902	601,972	3,208	605,180
Total revenue	5,526,938	718,281	6,245,219	13,750,508	3,154,976	16,905,484
Expenses:
Management fees to affiliate	—	18,738	18,738	—	91,650	91,650
Property operating	7,568	110	7,678	16,462	2,997	19,459
General and administrative	462,364	—	462,364	2,097,421	9,933	2,107,354
Acquisition-related	817,099	186,195	1,003,294	1,290,451	1,667,825	2,958,276
Amortization	1,251,433	172,269	1,423,702	3,393,421	783,005	4,176,426
Impairments	302,008	—	302,008	3,578,744	—	3,578,744
Total expenses	2,840,472	377,312	3,217,784	10,376,499	2,555,410	12,931,909
Other income and expenses
Interest expense	(1,404,727)	(202,446)	(1,607,173)	(3,580,618)	(914,766)	(4,495,384)
Loss on early extinguishment of debt	—	(902,625)	(902,625)	—	(902,625)	(902,625)
Unrealized gain (loss) on derivatives	(1,552,185)	19,190	(1,532,995)	(1,928,908)	19,091	(1,909,817)
Gain on the sale of real property interest	—	—	—	82,026	—	82,026
Total other income and expenses	(2,956,912)	(1,085,881)	(4,042,793)	(5,427,500)	(1,798,300)	(7,225,800)
Net income (loss)	$(270,446)	$(744,912)	$(1,015,358)	$(2,053,491)	$(1,198,734)	$(3,252,225)
Add:
Interest expense	1,404,727	202,446	1,607,173	3,580,618	914,766	4,495,384
Amortization expense	1,251,433	172,269	1,423,702	3,393,421	783,005	4,176,426
EBITDA	$2,385,714	$(370,197)	$2,015,517	$4,920,548	$499,037	$5,419,585
Less:
Unrealized gain on derivatives	—	(19,190)	(19,190)	—	(19,091)	(19,091)
Gain on sale of real property interests	—	—	—	(82,026)	—	(82,026)
Straight line rent adjustments	(33,116)	(10,283)	(43,399)	(91,660)	(63,317)	(154,977)
Amortization of above- and below-market rents	(311,516)	(31,663)	(343,179)	(702,003)	(134,482)	(836,485)
Add:
Impairments	302,008	—	302,008	3,578,744	—	3,578,744
Acquisition-related expenses	817,099	186,195	1,003,294	1,290,451	1,667,825	2,958,276
Loss on early extinguishment of debt	—	902,625	902,625	—	902,625	902,625
Unrealized loss on derivatives	1,552,185	—	1,552,185	1,928,908	—	1,928,908
Realized loss on derivatives	—	—	—	—	—	—
Unit-based compensation	8,750	—	8,750	96,250	—	96,250
Deemed capital contribution to fund general and administrative expense reimbursement(2)	291,115	—	291,115	1,465,040	—	1,465,040
Adjusted EBITDA	$5,012,239	$657,487	$5,669,726	$12,404,252	$2,852,597	$15,256,849
Less:
Expansion capital expenditures	(122,400,000)	—	(122,400,000)	(169,655,000)	—	(169,655,000)
Cash interest expense	(1,223,898)	(138,643)	(1,362,541)	(3,101,651)	(671,044)	(3,772,695)
Add:						—
Borrowings and capital contributions to fund expansion capital expenditures	122,400,000	—	122,400,000	169,655,000	—	169,655,000
Distributable cash flow	$3,788,341	$518,844	$4,307,185	$9,302,601	$2,181,553	$11,484,154

Annualized quarterly distribution per unit	$1.27			$1.23
Distributions to common unitholders(3)	2,750,721			5,996,729
Distributions to Landmark Dividend – subordinated units(3)	995,397			2,892,138
Total distributions to our unitholders(3)	$3,746,118			$8,888,867
Excess of distributable cash flow over the quarterly distribution(3)	$42,223			$413,734
Coverage ratio(3)	1.01x			1.05x

(1)

During the nine months ended September 30, 2015, the Partnership completed its acquisitions of 512 tenant sites and related real property interests from Landmark and affiliates (the “Acquired Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Acquired Assets as if the Partnership owned the Acquired Assets in all periods while under common control. The reconciliation present our results of operations and financial position giving effect to the Acquired Assets. The combined results of the Acquired Assets prior to each transaction date are included in “Acquired Assets Predecessor.” The consolidated results of the Acquired Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the limited partners on the weighted average units outstanding.